Exhibit 32.1

Noble Corporation plc, a company registered under the laws of England and Wales

Noble Corporation, a Cayman Islands company

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Noble Corporation plc, a company registered under the laws of England and Wales (“Noble-UK”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”) on Form 10-K for the period ended December 31, 2015, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), I, David W. Williams, Chairman, President and Chief Executive Officer of Noble-UK and President and Chief Executive Officer of Noble-Cayman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 25, 2016	/s/ David W. Williams
David W. Williams

Chairman, President and Chief Executive Officer

of Noble Corporation plc, a company registered under the laws of England and Wales, and

President and Chief Executive Officer

of Noble Corporation, a Cayman Islands company